Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of May 27, 2021 between RUBBER LEAF INC, a Nevada corporation (“RLI” or “Company”) and XINGXIU HUA (the “Shareholder”). The Company and the Shareholder will be hereinafter, collectively, referred to as the “Parties”.

WHEREAS, the Shareholder currently owns all of the issued and outstanding shares of Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., a Chinese company, (the “RLSP Shares”), and

WHEREAS, the RLSP Shares were originally issued to the shareholder for good and valuable consideration, and

WHEREAS, RLI desires to acquire, and the Shareholder desires to sell all of her RLSP Shares in exchange for 40,000,000 shares of RLI common stock valued at USD$0.05 per share for an aggregate amount of USD$2,000,000.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1. Exchange of Shares.

(a) Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) Shareholder will exchange, sell, convey, transfer and assign her RLSP Shares to RLI, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind and RLI shall accept from Shareholder the RLSP Shares and in exchange for the transfer of such RLSP Shares by the Shareholder, RLI will exchange, sell, convey, transfer and assign to Shareholder 40,000,000 shares of RLI common stock (the “RLI Shares”).

(b) Closing. The closing of the Exchange shall occur on the date hereof (the “Closing”) or at such later date as may be mutually agreed upon by the Company and Shareholder. Subject to the terms and conditions hereof, the closing of the transactions contemplated herein shall be held at the Closing by way of virtual closing or at such place or places as may be mutually agreed upon by the Company and the Shareholder.

(c) Closing Documents. At the Closing:

(i) Shareholder shall deliver to the Company, in form and substance reasonably satisfactory to the Company certificates or documents of transfer/assignment of the RLSP Shares, together with such other documents that may be required to allow such ownership interests in the RLSP Shares to be transferred to the Company.

(ii) The Company shall deliver to the Shareholder, in form and substance reasonably satisfactory to the Shareholder certificates evidencing the RLI Shares, registered in the name of the Shareholder

2. Representations, Warranties, Covenants, and Acknowledgements. To induce the Company to exchange its shares for RLSP Shares, the Shareholder hereby represents, warrants, covenants, and acknowledges to the Company that:

The Shareholder has full power to execute, deliver and perform under this Agreement. This Agreement is the legal and binding obligation of and is enforceable against the Shareholder in accordance with its terms.

The execution and delivery of this Agreement will not result in a breach of any agreement between Shareholder and a third party nor will it violate the terms of any court or administrative order.

The Shareholder understands that an investment in the Company is subject to substantial risks,

The Shareholder has been given access to full and complete information regarding the Company and has utilized such access to the Shareholder’s satisfaction for the purpose of obtaining such information regarding the Company as the Shareholder has reasonably requested. In particular, the Shareholder has been given a reasonable opportunity to review such documents as Shareholder has requested and to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the RLI Shares and the business and affairs of the Company and to obtain any additional information concerning the Company’s business to the extent reasonably available so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

The Shareholder, in determining to exchange her RLSP Shares, (i) has been encouraged to seek and has had the opportunity to rely upon the advice of the Shareholder’s legal counsel, accountants, and other advisors with respect to the exchange of the RLSP Shares for the RLI Shares, and (ii) has relied solely upon the advice of the Shareholder’s legal counsel, accountants, or other financial advisors with respect to the financial, tax, and other considerations relating to the Exchange.

The Shareholder and her personal advisors have received from the Company all requested documents, records, and books pertaining to the exchange of RLSP Shares for RLI Shares so as to enable her to evaluate the merits and risks of this transaction. The Shareholder understands and acknowledges that all documents were prepared by the Company and that no independent legal counsel, accountant, or financial advisor has passed upon or assumed any responsibility for the accuracy, completeness or fairness of information provided to the Shareholder and no independent legal counsel, accountant, or financial advisor has independently verified or investigated in any way the accuracy, completeness or fairness of such information.

The Shareholder (i) can bear the economic risk of the exchange of the RLSP Shares for the RLI Shares, including a total loss of the Shareholder’s investment; (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of this shares exchange transaction, or the Shareholder is being advised by others (acknowledged by the Shareholder as being the “Shareholder’s Representative(s)”) such that they and the Shareholder together are capable of making such evaluation.

The Shareholder acknowledges and understands that the RLI Shares are a speculative investment in a small-cap privately owned company that involves a high degree of risk and there can be no guaranty of the amount of or type of consideration, profit or loss to be realized, if any, as a result of the exchange of the Chinas Shares for the RLI Shares.

The Shareholder is not a “United States Person” (as defined below) and is not acquiring the New Shares for the account or benefit of a United States Person.

A “United States Person” means any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States, its territories or possessions or any state or the District of Columbia; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the account of a U.S. person; any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and a partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction, and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended (the “Securities Act”), unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

The Shareholder acknowledges and agrees that the exchange of the RLSP Shares for the RLI Shares were not offered to the Shareholder in the United States, and at the time of execution of this Agreement and at the time of any offer to the Shareholder to exchange such securities hereunder, the Shareholder was physically outside the United States.

The Shareholder acknowledges that the Company is relying on exemptions from the registration requirements of the Securities Act and afforded by applicable state statutes and regulations.

The Shareholder understands that the RLI Shares are not registered under the Securities Act or the securities laws of any state, are “restricted securities” within the meaning of Regulation S and Rule 144 under the Securities Act, and are subject to substantial restrictions on transfer.

The Shareholder agrees that the Shareholder will not sell or otherwise transfer or dispose of the RLI Shares or any portion thereof unless such RLI Shares have been registered under the Securities Act and any applicable state securities laws or the Shareholder obtains an opinion of counsel that is satisfactory to the Company that such RLI Shares may be sold in reliance on an exemption from such registration requirements; provided, however, that nothing in this agreement shall restrict the rights of the Shareholder to transfer the RLI Shares or any portion thereof in compliance with Regulation S under the Securities Act. If any offshore sale is to be made pursuant to Regulation S, the Shareholder agrees to cause the parties to such transaction to execute a Certificate of Compliance that will be attached to the Stock Certificate.

The Shareholder acknowledges and agrees that there shall be endorsed on the certificates evidencing any of the RLI Shares legends substantially to the following effect:

“THESE SECURITIES ARE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The Shareholder acknowledges and agrees that the RLI Shares are being acquired for the Shareholder’s own account and not on behalf of or for the benefit of any U.S. Person and the sale and resale of the Shares has not been prearranged with any U.S. Person or buyer in the United States.

The Shareholder represents and warrants that, as of the date of this agreement, the Shareholder has no present plan or intention to sell the securities in the U.S. at any predetermined time. The Shareholder represents, warrants, and covenants that neither the Shareholder nor its affiliates nor any person acting on its or their behalf has entered into, has the intention of entering, or will enter into any option, equity swap or other similar derivative instrument in the U.S. with respect to the Common Stock of the Company at any time until the end of a period of one year from the date of this Agreement. Nothing herein shall prevent the Shareholder from selling the securities acquired hereunder in accordance with U.S. securities laws.

The Shareholder understands that until such time as the RLI Shares are registered with appropriate regulatory authorities allowing Shares to be freely transferable, or the applicable holding period and other conditions for sale have been satisfied for the RLI Shares to be sold pursuant to an exemption from the requirements for registration of the RLI Shares, the Shareholder may be precluded from selling or otherwise transferring or disposing of the RLI Shares.

The Shareholder understands that, except upon certain limited circumstances, the restrictions on the sale, transfer, and disposition of the RLI Shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to the RLI Shares including, without limitation, any other shares or securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

The Shareholder understands that no federal or state agency, including the Securities and Exchange Commission or the securities commission or authorities of any other state, has approved or disapproved the RLI Shares, passed upon or endorsed the merits of the Exchange, or made any finding or determination as to the fairness of the exchange of the RLSP Shares for the RLI Shares.

Neither the Company nor any person representing or acting on behalf of the Company, or purportedly representing or acting on behalf of the Company, has made any representations, warranties, agreements or statements other than those identified herein that influenced or affected the Shareholder’s decision to exchange the RLSP Shares for the RLI Shares, nor has the Shareholder relied on any representations, warranties, agreements or statements in the belief that they were made on behalf of any of the forgoing, nor has the Shareholder relied on the absence of any such representations, warranties, agreements or statements in reaching the decision to enter into the Exchange.

The Shareholder understands that the RLI Shares are being issued and exchanged for the RLSP Shares in reliance on Regulation S and any other available exemptions from the registration requirements of federal and state laws and that the Company is relying upon the truth and accuracy of the representations, warranties, acknowledgements and understandings set forth herein in order to determine the suitability of the Shareholder to acquire the RLI Shares. The Shareholder agrees promptly to notify the Company of any changes to any of the foregoing.

3. Covenants and Indemnity.

The foregoing representations and warranties, together with all other representations and warranties made or given by the Shareholder to the Company in connection with the transactions contemplated hereby, shall be true and correct in all respects on the date of closing of the purchase hereunder as if made on such date and shall survive such date.

The Shareholder agrees to indemnify and hold harmless the Company from and against any loss, damage or liability due to or arising out of a breach by Shareholder of any of the representations and warranties set forth in Section 2 of this Agreement.

4. Miscellaneous.

This Agreement will be interpreted under the laws of the State of Nevada. The Shareholder acknowledges and agrees that any action or proceeding of any kind against the Shareholder arising out of or by reason of this subscription may be brought in the federal or state court located in the County of Clark, State of Nevada, United States of America and hereby consents to the jurisdiction of any such court.

This Agreement and the rights, powers and duties set forth herein will be binding upon the Shareholder, the Shareholder’s heirs, estate, legal representatives, successors, and permitted assigns and will benefit the Company.

If any provision of this Agreement is invalid or unenforceable, then such provision will be inoperative and will be modified to conform to such statute or rule of law, but this occurrence will not affect the validity or enforceability of any other provision of this Agreement.

This Agreement may be executed through the use of separate signature pages or in any number of counterparts.

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, warranties, covenants or other agreements between the Shareholder and the Company.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the 27th day of May, 2021.

RUBBER LEAF INC	XINGXIU HUA

/s/ Xingxiu Hua	/s/Xingxiu Hua
Xingxiu Hua, President	Xingxiu Hua, Shareholder